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                                                                    EXHIBIT 99.3

                   FORM OF LETTER TO REGISTERED HOLDERS AND/OR
                      DEPOSITORY TRUST COMPANY PARTICIPANTS

                         CALPINE GENERATING COMPANY, LLC
                              CALGEN FINANCE CORP.

                                OFFER TO EXCHANGE

 FIRST PRIORITY SECURED FLOATING RATE NOTES DUE 2009 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING UNREGISTERED FIRST
                 PRIORITY SECURED FLOATING RATE NOTES DUE 2009

 SECOND PRIORITY SECURED FLOATING RATE NOTES DUE 2010 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING UNREGISTERED SECOND
                 PRIORITY SECURED FLOATING RATE NOTES DUE 2010

 THIRD PRIORITY SECURED FLOATING RATE NOTES DUE 2011 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING UNREGISTERED THIRD
                 PRIORITY SECURED FLOATING RATE NOTES DUE 2011

 11-1/2% THIRD PRIORITY SECURED NOTES DUE 2011 THAT HAVE BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING UNREGISTERED 11-1/2%
                     THIRD PRIORITY SECURED NOTES DUE 2011

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _, 2004, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION OF THE EXCHANGE OFFER.

To Registered Holder and/or Depository Trust Company Participant:

      The undersigned hereby acknowledges receipt of the Prospectus dated __, 2004 (the "Prospectus") of Calpine Generating Company, LLC, a Delaware limited liability company, and CalGen Finance Corp., a Delaware corporation (together, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer") to exchange its First Priority Secured Floating Rate Notes due 2009, Second Priority Secured Floating Rate Notes due 2010, Third Priority Secured Floating Rate Notes due 2011 and/or 11-1/2% Third Priority Secured Notes due 2011 (collectively, the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding First Priority Secured Floating Rate Notes due 2009, Second Priority Secured Floating Rate Notes due 2010, Third Priority Secured Floating Rate Notes due 2011 and/or 11-1/2% Third Priority Secured Notes due 2011 (collectively, the "Original Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

      This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

      The aggregate face amount of the Original Notes held by you for the account of the undersigned is as follows (FILL IN AMOUNT):

            $          First Priority Secured Floating Rate Notes due 2009.
            $          Second Priority Secured Floating Rate Notes due 2010.
            $          Third Priority Secured Floating Rate Notes due 2011.
            $          11-1/2% Third Priority Secured Notes due 2011.

      With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

        [ ] To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING DEBT TO BE TENDERED (IF LESS THAN ALL)):

            $          First Priority Secured Floating Rate Notes due 2009.
            $          Second Priority Secured Floating Rate Notes due 2010.
            $          Third Priority Secured Floating Rate Notes due 2011.
            $          11-1/2% Third Priority Secured Notes due 2011.

        [ ] NOT to TENDER any Original Notes held by you for the account of the undersigned.

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      If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned is not an "affiliate" of the Issuers, (ii) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of Exchange Notes to be received in the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such Exchange Notes. The Issuers may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Issuers (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule l3d-3 under the Exchange Act on behalf of whom the undersigned holds the Original Notes to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes during the period required by the Prospectus; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

________________________________________________________________________________
                           Name of Beneficial Owner(s)

________________________________________________________________________________

________________________________________________________________________________
                                    Signature

________________________________________________________________________________

________________________________________________________________________________
                             Name(s) (Please Print)

________________________________________________________________________________

________________________________________________________________________________
                                     Address

________________________________________________________________________________
                                Telephone Number

________________________________________________________________________________
            Taxpayer Identification Number or Social Security Number

________________________________________________________________________________
                                      Date